UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 31, 2008

TECHNOLOGY RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Florida	0-13763	59-2095002
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification No.)

5250-140th Avenue North, Clearwater, Florida	33760
(Address of principal executive officers)	(Zip Code)

Registrant's telephone number, including area code: (727) 535-0572

Item 8.01    Other Events

On April 4, 2008, Technology Research Corporation (“TRC”) issued a press release announcing that Brad Freeman has joined TRC as Vice President of Operations and that Doug Tilghman is assuming the position of Vice President of Engineering.

Most recently Brad Freeman served as Vice President of Global Supply Chain, Operations, Customer Service and Information Technology at R2 Technology.
Previously, Mr. Freeman held positions as Vice President and Chief Information Officer as well as Vice President of Supply Chain Development and Strategic Purchasing with Siemens Medical Solutions Ultrasound Division, and Director of Materials/Purchasing with Invensys Electro Corporation.  He holds a B.S. in political science from Florida State University.

Doug Tilghman is assuming the position of Vice President of Engineering. Mr. Tilghman has more than 17 years of electronics industry experience in Engineering and Operations. Previously, he held positions as Director of Engineering at Laird Technologies, Director of Engineering/Operations with S.L. Waber, S.L. Industries and was the AFCI Program Manager with General Electric.  Mr. Tilghman holds an Electrical Engineering Degree and Masters Degree in Engineering Management from Widener University and is currently working on his Ph.D. in Engineering Management from Kennedy-Western University

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.
The following exhibit is filed herewith:
Exhibit No. 99.1	Description Press release issued April 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGY RESEARCH CORPORATION

Date: April 4, 2008	By: /s/ Barry H. Black
Name: Barry H. Black
Title: VP of Finance CFO